Exhibit 99.2

Sonus Networks, Inc.

Supplementary  Financial and Operational Data

$(000s)	FY13	Q413	Q313	Q213	Q113	FY12	Q412	Q312	Q212	Q112
Revenue
Product	167,272	45,825	40,712	42,939	37,796	153,326	45,809	33,520	32,586	41,411
Services	109,461	30,328	27,387	26,254	25,492	100,808	29,327	23,529	25,024	22,928
Total Revenue	276,733	76,153	68,099	69,193	63,288	254,134	75,136	57,049	57,610	64,339

SBC Revenue
Product	97,431	32,161	21,311	20,449	23,510	67,641	20,573	20,394	13,523	13,151
SBC as % Total Product Revenue	58%	70%	52%	48%	62%	44%	45%	61%	41%	32%
Services	32,491	9,437	8,030	8,559	6,465	19,945	5,516	5,051	5,566	3,812
SBC Revenue	129,922	41,598	29,341	29,008	29,975	87,586	26,089	25,445	19,089	16,963
SBC as % Total Revenue	47%	55%	43%	42%	47%	34%	35%	45%	33%	26%

% of Total Revenue	FY13	Q413	Q313	Q213	Q113	FY12	Q412	Q312	Q212	Q112
Revenue
Product	60%	60%	60%	62%	60%	60%	61%	59%	57%	64%
Services	40%	40%	40%	38%	40%	40%	39%	41%	43%	36%

SBC Revenue
Product	75%	77%	73%	70%	78%	77%	79%	80%	71%	78%
Services	25%	23%	27%	30%	22%	23%	21%	20%	29%	22%

Revenue by Geography
Domestic	69%	66%	66%	74%	69%	68%	51%	76%	73%	75%
International	31%	34%	34%	26%	31%	32%	49%	24%	27%	25%

% of Product Revenue	FY13	Q413	Q313	Q213	Q113	FY12	Q412	Q312	Q212	Q112
Revenue by Channel
Direct	80%	81%	73%	84%	83%	*	*	*	*	*
Indirect	20%	19%	27%	16%	17%	*	*	*	*	*

Operating Statistics	FY13	Q413	Q313	Q213	Q113	FY12	Q412	Q312	Q212	Q112
10% Customers
Number of 10% customers	1	1	1	2	2	1	1	1	1	3
Name of 10% customers	AT&T	CenturyLink	AT&T	AT&T Verizon	US Gov’t AT&T	AT&T	SoftBank	Level 3	AT&T	AT&T Verizon SoftBank

Top 5 Customers as % of Revenue	39%	43%	36%	47%	50%	48%	45%	41%	54%	66%

Number of Total Customers**		580	560	539	541		504	403	123	117

Number of New Customers**	670	146	171	190	163	230	180	40	6	4
Number of New Customers** with SBC Content	552	122	131	161	138	*	130	*	*	*

* Not historically provided.

**Customer Count reflects end customer and excludes customers with maintenance only revenue of less than $5k on a quarterly basis.